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                                                                 EXHIBIT 23.01




                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8, No. 333-56006) pertaining to the Allegiance Retirement Plan for Union Employees of Hayward, California of our report dated December 6, 2002, with respect to the financial statements and schedule of the Allegiance Retirement Plan for Union Employees of Hayward, California included in this Annual Report (Form 11-K) for the year ended June 30, 2002.


/s/ Ernst & Young LLP

Columbus, Ohio
  December 19, 2002